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                                                       Exhibit F, Schedule 6(b)

                                                 Powergen Group Officers and Directors


                Name                             Principal Business Address                          Position
                ----                             --------------------------                          --------

                                              E. ON UK Public Limited Company
                                               (re-named E.ON UK Ltd, 01/29/03)
Mr Stefan Hloch                                     53 New Broad Street                                 D
Mr Christopher John Salame                           London, England                                    D,S
Mr Hans Gisbert Ulmke                                   EC2M 1SL                                        D
Mr Graham John Wood                                                                                     D



                                                        Powergen PLC
                                             (renamed Powergen Ltd, 01/19/2003)
Prof. Rainer Frank Elsaesser                          53 New Broad Street                               D
Dr Hans Michael Gaul                                      London, England                               D
Mr Paul Golby                                              EC2M 1SL                                D/COO (UK)
Dr Hans-Dieter Harig                                                                                    D
Mr Ulrich Hartmann                                                                                     CB
Mr. Thomas Andrew Oates                                                                                 D
Mr Michael Soehlke                                                                                     CFO
Mr. Victor A. Staffieri                                                                            D / COO(US)
Mr. Edmund Arthur Wallis                                                                               CEO
Mr. Peter Michael Wilson                                                                                D
Mr. Christopher John Salame                                                                             S





                                                Powergen US Holdings Limited
Mr. David Owen Beynon                                 53 New Broad Street                               D
Mr Michael Soehlke                                    London, England                                   D
Mr. Graham John Wood                                     EC2M 1SL                                       D
Mr Christopher John Salame                                                                              S




                                                  POWERGEN US INVESTMENTS
Mr. David Owen Beynon                                  53 New Broad Street                              D
Mr. Michael Soehlke                                     London, England                                 D
Mr. Graham John Wood                                         EC2M 1SL                                   D
Powergen Secretaries Limited                                                                            S





                                                  Powergen Luxembourg sarl
Mr. David Owen Beynon                                    99 Grand-rue                                   D
Mr. Jack Groesbeek                                     Luxembourg L-1661                                D
Mr. Eric Peter Isaac                                                                                    D
Mr. Ronald L. Miller                                                                                    D




                                                Powergen Luxembourg Holdings
                                                           SARL
Mr. David Owen Beynon                                  99 Grand-rue                                     D
Mr. Jack Groesbeek                                  Luxembourg L-1661                                   D
Mr. Eric Peter Isaac                                                                                    D
Mr. Ronald L. Miller                                                                                    D
Mr S Bradford Reeves                                                                                    D





                                               Powergen US Investments Corp.
                                      (re-named E.ON US Investments Corp, May 3, 2003)
Mr John  R McCall                                   220 West Main Street                             D, CEO, P
Mr. Ronald L Miller                              Louisville, Kentucky 40202                            D, AS
Mr. S. Bradford Rives                                                                                    D
Mr. Daniel K. Arbough                                                                                    T



(euro)
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